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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 10, 2001

                             BRAZIL FAST FOOD CORP.
             (Exact name of Registrant as specified in its charter)

         Delaware                         0-23278               13-3688737
(State or other jurisdiction of       (Commission File         (IRS Employer
incorporation or organization)            Number)           Identification No.)


                                Av. Brasil, 6431
                                  CEP 21040-360
                             Rio De Janeiro, Brazil
                    (Address of principal executive offices)


                  Registrant's telephone number: 55 21 564-6452

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Item 1.   Change of Control of Registrant

         As first reported in Registrant's Current Report on Form 8-K, filed August 29, 1997, Registrant entered into a Stockholders' Agreement dated as of August 11, 1997 (the "Stockholders' Agreement") among Registrant, AIG Latin America Equity Partners, Ltd. ("AIGLAEP") and certain of Registrant's stockholders listed on Schedule A thereto, which, among other matters, accorded AIGLAEP a right of prior approval over specified aspects of Registrant's business and operations including Registrant's annual budget, its executive compensation, future financings and acquisitions or dispositions of substantial assets. The Stockholders' Agreement also provided that if Registrant did not achieve specified economic performance targets as determined by reference to Registrant's audited financial statements for the year ended December 31, 2000, AIGLAEP could appoint such number of its designees as would then constitute a majority of Registrant's board of directors, thereby effecting a change of Registrant's control. Registrant failed to achieve these performance targets.

         On March 14, 2001, the Stockholders' Agreement was amended to provide among other matters, for the suspension, until the completion of Registrant's audited financial statements for the year ending December 31, 2002, of AIGLAEP's right to appoint a majority of Registrant's board of directors. The Stockholders' Agreement, as amended, also authorized Registrant to raise no more than $15.0 million in financing during this suspension period without AIGLAEP's prior approval.

         If certain economic performance targets, based on Registrant's results of operations for the year ending December 31, 2002 and set out in the amendment to the Stockholders' Agreement are met, AIGLAEP's right to take control of Registrant's board and certain of its prior approval rights will terminate. If, however, Registrant fails to meet these performance targets, its chief executive officer will promptly resign and Registrant's board will adopt recommendations for improving Registrant's financial performance as may be proposed by a committee of the board composed of representatives of AIGLAEP and those investors purchasing securities in Registrant's private offering, discussed under Item 5, below.

         In consideration of AIGLAEP's agreeing to the suspension and possible termination of its right to take control of Registrant's board and certain of its prior approval rights, Registrant agreed to pay AIGLAEP $350,000 in installments over a two year term, granted AIGLAEP warrants to purchase 35,813 shares of Registrant's common stock at an exercise price of $5.00 per share and reduced the exercise price of additional warrants to purchase 64,187 shares of Registrant's common stock held by AIGLAEP to $5.00 per share. Further, certain of Registrant's shareholders agreed to grant AIGLAEP an option to purchase an aggregate of 40,000 shares of Registrant's common stock held by such shareholders (and among them as they shall agree) at an exercise price of $1.50 per share.

 Item 5.   Other Events

         In March 2001, Registrant privately sold 318,750 units at a price of $4 per unit, each consisting of one share of Registrant's common stock and a warrant to purchase one share of Registrant's common stock at an exercise price of $5.00 per share. None of the several

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purchasers of the units were either citizens or residents of the United States.
The Company received net proceeds of approximately $1,225,000 from its sale of these units.

         Exemption from registration under the Securities Act of 1933, as amended, is claimed for this equity placement in reliance upon the exemption afforded by Section 4(2) of the Securities Act.

Item 7.   Financial Statements and Exhibits.

         (a)      Financial Statements - None

         (b)      Pro Forma Financial Information - None

         (c)      Exhibits:

                       Exhibit No.                        Description
                       -----------                        -----------
                          10.1 Amendment dated as of March 14, 2001 to Stockholders' Agreement dated as of August 11, 1997 among Registrant, AIGLAEP and certain other shareholders of Registrant listed on Schedule A thereto

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               Brazil Fast Food Corp.
                                                    (Registrant)



Date: April 10, 2001                           By:  /s/ Peter van Voorst Vader
                                                    ----------------------------
                                                    Peter van Voorst Vader
                                                    Chief Executive Officer